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                                                                      EXHIBIT 99


             LETTER TO THE COMMISSION PURSUANT TO TEMPORARY NOTE 3T


                              Brand Services, Inc.
                       15450 South Outer Highway 40, #270
                          Chesterfield, Missouri 63017
                                 (636) 519-1000





April 16, 2002



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Pursuant to temporary note 3T, Brand Services, Inc has obtained a letter of representation from Arthur Andersen stating that the December 31, 2001 audit, for which their report was dated March 8, 2002, was subject to their quality control system for the U. S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the audit.


Sincerely yours,
BRAND SERVICES, INC.


By: /s/   JEFFREY W. PETERSON
    -------------------------
         Jeffrey W. Peterson
         Vice President - Finance,
         Chief Financial Officer